UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2017

Dominion Gas Holdings, LLC
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-37591 (Commission File Number)	46-3639580 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 10, 2017, the Board of Directors (the "Board") of Dominion Gas Holdings, LLC (the "Company") approved an amendment to the Company's Articles of Organization (as amended, the "Articles of Organization") and an amendment and restatement of the Company's Operating Agreement (as amended and restated, the "Operating Agreement") to change the name of the Company from Dominion Gas Holdings, LLC to Dominion Energy Gas Holdings, LLC, subject to the approval of the shareholders of Dominion Resources, Inc. ("Dominion") to change Dominion's name to Dominion Energy, Inc., which such approval was received by Dominion at its annual meeting of shareholders on May 10, 2017.

Effective on May 12, 2017 with the filing of Articles of Amendment to the Articles of Organization with the Commonwealth of Virginia State Corporation Commission, Article I of the Articles of Organization was amended to read: "The name of the limited liability company is Dominion Energy Gas Holdings, LLC."

On May 12, 2017, the Operating Agreement was amended to read "Dominion Energy Gas Holdings, LLC" wherever it had previously read "Dominion Gas Holdings, LLC".

The foregoing is a brief description of the amendments to the Articles of Organization and the Operating Agreement and is qualified in its entirety by reference to the full text of the Articles of Amendment and Amended and Restated Operating Agreement, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits

Exhibits
3.1	Articles of Amendment, effective May 12, 2017
3.2	Operating Agreement, amended and restated, effective May 12, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION GAS HOLDINGS, LLC Registrant

/s/ Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  May 16, 2017